Airspan Announces Appointment of Julianne M. Biagini to its Board of Directors

BOCA RATON, Florida - July 28, 2006 - Airspan Networks, Inc. (Nasdaq: AIRN), a leading worldwide provider of broadband wireless access networks, including WiMAX-standard systems, today announced the appointment, of Julianne M. Biagini as a member of the Board of Directors and the Audit and Nominating and Governance Committees of the Company. The appointment is effective August 1st, 2006.

Ms. Biagini has been employed by Endwave Corporation since 1994, is currently an Executive Vice President, and served five years as Chief Financial Officer from May 2001 through April 2006. Endwave is a publicly traded company that designs, manufactures, and markets RF modules that enable the transmission, reception and processing of high-frequency signals in telecommunications networks, defense electronics and homeland security systems.  From 1992 until 1994, Ms. Biagini was the manager of Accounting and Tax at Exponent, Inc., an engineering and scientific consulting firm. Prior to 1992, Ms. Biagini worked at KPMG as a tax specialist. Ms. Biagini serves as a member of the Board of Directors of the American Electronics Association and is chairperson of the Silicon Valley/Northern California Council. Ms. Biagini is a registered C.P.A. in the state of California with a B.S. in business administration from San Jose State University and an M.B.A. from Santa Clara University.

The Company believes that, with the appointment of Ms. Biagini to the Company’s Audit Committee, the Company has regained compliance with the Nasdaq’s audit committee composition requirements for continued listing as set forth in Nasdaq Marketplace Rule 4350. Pursuant to Nasdaq Marketplace Rule 4350(d), the Company’s Audit Committee is required to be comprised of at least three members, at least one of which is financially sophisticated.

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“We are very pleased that Julie has agreed to join the Airspan Board,” said Matt Desch, Chairman of the Board of Airspan. “Her experience in manufacturing and telecommunications, coupled with her financial background, will help support Airspan’s continued growth and strengthen our governance processes.”

About Airspan Networks Inc.

Airspan Networks provides fixed and wireless voice and data systems and solutions, including Voice Over IP (VoIP). Its wireless products serve operators around the world in both licensed and unlicensed frequency bands between 700 MHz and 6 GHz, including both PCS and 3.5GHz international bands. Airspan has a strong wireless product roadmap that includes offerings compliant with the new WiMAX 802.16-2004 standard, and software upgradeability to 802.16e from the time the WiMAX products are introduced. Airspan is on the Board and a founder member of the WiMAX Forum. Through its newly acquired Radionet division, the company also offers 802.11-based metrozone networks and applications for various enterprise vertical markets. The Company has deployments with more than 350 operators in more than 100 countries. Airspan’s wireless systems are based on radio technology that delivers excellent area coverage, high security and resistance to fading. These systems can be deployed rapidly and cost effectively, providing an attractive alternative to traditional wired communications networks. Airspan’s new AS.Tone VoIP system is a carrier class, turnkey solution that provides carriers with Class 4, Class 5 and IP-Centrex solutions and has a Softswitch and Gateways supporting SIP/H323 and SIP. AS.Tone’s design provides customers; carriers, next-generation telcos, cellular providers and ITSP with a wide range of solutions with the best price/performance system for IP telephony. Airspan also offers radio planning, network installation, integration, training and support services to facilitate the deployment and operation of its systems. Airspan is headquartered in Boca Raton, Florida with its main operations center in Uxbridge, United Kingdom.

More information on Airspan can be found at http://www.airspan.com

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management, may be deemed to be forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions or negative variations thereof are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Investors and others are therefore cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements. These risk factors include, without limitation, (i) a slowdown of expenditures by communication service providers; (ii) increased competition from alternative communication systems; (iii) the failure of our existing or prospective customers to purchase products as projected; (iv) our inability to successfully implement cost reduction or containment programs; (v) the potential loss of Axtel and Yozan as our largest customers; and specific to this press release, (vi) our potential inability to locate and secure additional sources of capital at the time and in the amount needed; (vii) the possibility that Yozan will materially delay or cancel future equipment orders; (viii) our inability to cancel certain component orders and/or to use or sell any excess inventory we accumulate as a result of the Yozan contract amendment. The Company is subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended 31 December, 2005 and its Form 10-Q for the quarter ended April 2, 2006. You should read those factors as being applicable to all related forward-looking statements wherever they appear in this press release. We do not assume any obligation to update any forward-looking statements.

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For media or Investment inquiries, contact:
Airspan Networks:
Peter Aronstam
Chief Financial Officer
Tel: +1 561 893-8682
Fax: +1561 893-8681
Email: paronstam@airspan.com